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                                                                       EXHIBIT 4


                          ROYAL CARIBBEAN CRUISES LTD.

                             2000 STOCK OPTION PLAN


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                                TABLE OF CONTENTS

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1.     Purpose.........................................................1

2.    Eligibility......................................................1

3.    Stock Subject to the Plan........................................1

4.    Granting of Options..............................................2

5.    Listing and Registration of Shares...............................6

6.    Administration...................................................7

7.    Adjustments......................................................8

8.    Acquisitions.....................................................9

9.    Amendment or Discontinuance of the Plan..........................9

10.   Absence of Rights...............................................10

11.   Shareholder Approval............................................10

12.   No Obligation to Exercise Option................................11

13.   Withholding.....................................................11

14.   Termination of Plan.............................................11

15.   Governing Law...................................................11



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                          ROYAL CARIBBEAN CRUISES LTD.

                             2000 STOCK OPTION PLAN

1.       PURPOSE.

         The 2000 Stock Option Plan (the "Plan") is intended to enable Royal Caribbean Cruises Ltd. (the "Company") and any subsidiary corporation of the Company to attract and retain capable directors, officers and other key employees, and to provide them with incentives to promote the best interests of the Company and its subsidiaries through the grant of stock options ("Options") under the Plan.

         As used in the Plan, the term "subsidiary" shall mean any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code").

2.       ELIGIBILITY.

         The persons eligible to receive Options (the "Eligible Individuals") under the Plan shall be directors, officers and other key employees of the Company and/or its subsidiaries who may be designated by the Stock Option Committee of the Company's Board of Directors (the "Committee").

3. STOCK SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 7 hereof, 8,000,000 shares (the "Shares") of $.01 par value common stock of the Company (the "Common Stock"), shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.





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         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option.

4.       GRANTING OF OPTIONS.

         From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as "Optionees") under the Plan. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions:

         (a) PRICE. The Option price per share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than 100% of the fair market value ("FMV") of a Share, as determined by the Committee, on the date of grant of such Option.

         (b) TERM. Subject to earlier termination as provided in (d), (e) and (f) below, the duration of each Option shall be not more than ten years from the date of grant.

         (c)      EXERCISE AND PAYMENT.

                  (1) EXERCISE. Options shall be exercisable in such installments and on such dates, as the Committee may designate in the Option Agreement. However, if not designated otherwise, such Options shall become exercisable to the extent of forty
                  (40) percent of the Shares subject thereto two (2) years after the date of grant, and to the extent of an additional twenty
                  (20) percent of such Shares at the end of each of the three
                  (3) succeeding years. Except as otherwise provided in Subsections (d), (e) and (f) below, Options shall only be





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                  exercisable by an Optionee while he remains in the employ of the Company or any subsidiary.

                           Notwithstanding the foregoing, the Committee may
                  accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable.

                           Options will become immediately exercisable in full
                  in the event of the Optionee's death or disability (as defined in (e) below) while an employee of the Company.

                           Except as otherwise provided in Subsections (d)
                  through (f) below, Options shall only be exercisable by the Optionee while he or she remains an employee or a director of the Company or any subsidiary. Any Shares which may be purchased upon exercise of an Option, the right to the purchase of which has accrued and not been terminated, may be purchased at any time up to the expiration or termination of the Option. Options to the extent exercisable may be exercised, in whole or in part, from time to time by giving 15 days' written notice of exercise to the Secretary of the Company at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate purchase price for such Shares. Only full Shares shall be delivered, and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be paid in cash.

                  (2) MANNER OF PAYMENT. The purchase price shall be payable:

                           (A)      In cash or its equivalent;


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                           (B)      In whole or in part, through the transfer of
                           Shares previously acquired by the Optionee; or

                           (C)      In any combination of (A) or (B) above.

                  In the event such purchase price is paid, in whole or in part, with Shares, the portion of the purchase price paid shall be equal to the FMV on the date of exercise of the Option of the Shares so tendered in payment of such purchase price.

(d) DEATH OF OPTIONEE. If an Optionee's employment or service as a director terminates by reason of his or her death prior to the expiration date of his or her Option, such Option may be exercised in whole or in part by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee (a "Successor"). If an Optionee whose employment or service as a director is terminated (as described in Subsections (e) or (f) below) shall die following his or her termination of employment or service as a director but prior to the expiration date of his or her Option or expiration of the period determined under Subsections (e) or (f) below, if earlier, such Option may be exercised by a Successor to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his or her death. A Successor may exercise an Option at any time prior to the earlier of (i) one year following the date of the Optionee's death, or such later time not to exceed an additional year as the Committee may from time to time determine in its discretion on a case by case basis, or (ii) the expiration date of such Option (which, in the case of death following a termination of employment or service as a director pursuant to Subsections (e) or (f) below, shall mean the expiration of the exercise period determined thereunder).



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(e)      DISABILITY OF OPTIONEE. If an Optionee shall become disabled (within the meaning of Section 22(e)(3) of the Code) during his or her employment or service as a director with the Company or any subsidiary and his or her employment or service as a director is terminated as a consequence of such disability, prior to the expiration date of his Option, such Option may be exercised, in whole or in part, by the Optionee at any time prior to the earlier of (i) one year following the date of the Optionee's termination of employment or service as a director, or such later time not to exceed an additional year as the Committee may from time to time determine in its discretion on a case by case basis, or (ii) the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

(f) TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR. If an Optionee's employment or service as a director with the Company and all subsidiaries is terminated prior to the expiration date of his or her Option (regardless of whether such termination is initiated by the Optionee, the Company or a subsidiary, or otherwise), such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, at any time prior to the earlier of (i) three months after the date of such termination, or such later time not to exceed an additional nine months as the Committee may from time to time determine in its discretion on a case by case basis, or (ii) the expiration date of such Option.


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         A leave of absence with the written consent of the Company shall not be deemed to terminate the Optionee's employment or service as a director for purposes of this Plan.

(g) NON-TRANSFERABILITY. No Option shall be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his or her options shall be exercisable only by him or her or by his or her guardian or legal representative.

(h) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance of a stock certificate to him or her for such Shares.

(i) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of an Option, each Optionee shall be given, acknowledged and bound by the terms of a stock option award certificate ("Option Agreement") which shall state the number of Shares to which the Option pertains and contain such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

5.       LISTING AND REGISTRATION OF SHARES.

         Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification for exemption of the Option or Shares covered thereby upon any securities exchange or under the law of any jurisdiction, or the consent or approval of any governmental regulatory body, is necessary or



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desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, then no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification for exemption, consent or approval shall have been affected or obtained on conditions acceptable to the Company. Each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

6.       ADMINISTRATION.

         The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Status as a member of the Committee shall not disqualify the member from eligibility to participate under the Plan.

         Subject to the terms of the Plan, the Committee shall have full and final authority in its absolute discretion to select the persons to whom Options shall be granted under the Plan and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan for the proper administration of the Plan and Options granted hereunder, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. The Committee may correct any defect, supply and omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and



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interpretations shall be binding and conclusive upon the Company and its subsidiaries, directors, officers, and employees (including former directors, officers, and employees of the Company and any subsidiary), upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

         No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

7.       ADJUSTMENTS.

         The number of Shares which may be issued upon the exercise of Options granted under the Plan, as stated in Section 3 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a proposed dissolution, liquidation or sale of a substantial portion of the assets of the Company, or of a merger or consolidation in which holders of shares of Common Stock are to receive cash, securities or other property, the Committee shall, in its unlimited discretion, have the power prior to such event (a) to terminate all outstanding Options upon at least seven days' prior notice to each Optionee and, if the Committee deems it appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the option price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction or (b) to




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provide for the exchange of Options under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange.

8.       ACQUISITIONS.

         Notwithstanding any other provision of this Plan, Options may be granted hereunder in substitution for options held by directors, officers and employees of the Company or a subsidiary corporation as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or a subsidiary. The terms, including the option price, of the substitute options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

9.       AMENDMENT OR DISCONTINUANCE OF THE PLAN.

         Provided that no such suspension, discontinuance or amendment shall materially impair the rights of the holder of an outstanding Option without the consent of such holder, the Committee at any time, and from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, except that shareholder approval shall be required with respect to any amendment which would:

         (a) Change the class of individuals eligible to receive Options under the Plan;

         (b) Except as permitted under Section 7 hereof, increase the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan; or




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         (c)      Extend the duration of the Plan under Section 14 hereof with respect to any Option granted hereunder.

10.      ABSENCE OF RIGHTS.

         The recommendation or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee and the Option Agreement is executed by the Optionee; and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continue employment by the Company or a subsidiary (or to continue as a director of the Company or a subsidiary) or affect the terms and conditions of such employment (or service as a director), and the Company and its subsidiaries have the absolute right, in their discretion, to retire such person in accordance with their retirement policies or otherwise to terminate his or her employment or service as a director (consistent with provisions of the Company's Bylaws and other governing documents as may be applicable to any such director) whether or not such termination may result in a partial or total termination of his or her Options.

11.      SHAREHOLDER APPROVAL.

         This Plan is effective as of September 2, 1999 (the date the Plan was adopted by the Board); provided, however, the Plan must be approved by the Company's shareholders before any Options may be exercised.



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12.      NO OBLIGATION TO EXERCISE OPTION.

         The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

13.      WITHHOLDING.

         The obligation of the Company to deliver Common Stock upon the exercise of any option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements; and, as a condition to the exercise of an Option, the Company may require the Optionee to pay over to it the amount of any such withholding tax.

14.      TERMINATION OF PLAN.

         No Option may be granted after September 1, 2009, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or are terminated in accordance with the Plan.

15.      GOVERNING LAW.

         With respect to Options granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Eligible Individuals under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and, to the extent not governed by federal law, by the laws of the State of Florida.



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         IN WITNESS WHEREOF, ROYAL CARIBBEAN CRUISES LTD. has caused these presents to be duly executed, under seal, as of September 2, 1999.

[SEAL]                                        ROYAL CARIBBEAN CRUISES LTD.




Attest: /s/ BRADLEY H. STEIN                  By: /s/ RICHARD J. GLASIER
        ---------------------                     ---------------------------
Bradley H. Stein                              Richard J. Glasier
Assistant Secretary                           Executive Vice President
                                              and Chief Financial Officer






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